UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2005

NEW PLAN EXCEL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12244	33-0160389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

420 Lexington Avenue, 7th Floor
New York, New York		10170
(Address of principal executive offices)		(Zip Code)

(212) 869-3000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Glenn Rufrano Employment Agreement

On March 15, 2005, New Plan Excel Realty Trust, Inc. (the “Company”) entered into a new employment agreement with Glenn Rufrano, the Company’s Chief Executive Officer, replacing the original employment agreement that was entered into upon commencement of Mr. Rufrano’s employment with the Company in February 2000.  The new employment agreement has a term commencing on March 15, 2005 and ending on June 30, 2010.

Under the employment agreement, Mr. Rufrano will receive a minimum annual base salary of $600,000.  The employment agreement also provides for Mr. Rufrano to receive a minimum cash bonus of $800,000 for calendar year 2005 services, such bonus to be paid on or before March 15, 2006.  Thereafter, any annual cash bonus will be determined in the discretion of the Company’s compensation committee.  In addition, the employment agreement provides for Mr. Rufrano to receive a grant of stock options and/or restricted stock valued at not less than $800,000 for calendar year 2005 services, such grant to be awarded on or before March 15, 2006.  Thereafter, the grant of any annual long term incentive compensation will be determined in the discretion of the Company’s compensation committee.  During the employment period, Mr. Rufrano will also be entitled to receive business expense reimbursements and an automobile allowance, and to participate in the incentive, retirement, welfare benefit and fringe benefit programs made available to the Company’s senior executives.

Pursuant to the terms of his employment agreement, Mr. Rufrano may also become entitled to an award of common stock, termed “outperform shares,” in the event that over either a four or five year performance period either of two specified performance criteria are achieved (total return on Company shares or total return on Company shares in relation to a designated peer group).  The value of the common stock award will vary based on the level of performance achieved, but the maximum award of common stock that can be achieved is $6 million.  Any common stock awarded would become fully vested and non-forfeitable on February 22, 2010.

If Mr. Rufrano’s employment is terminated by us without “cause” or by Mr. Rufrano for “good reason,” Mr. Rufrano will be entitled to severance benefits, including :

•                  A lump-sum amount equal to two times Mr. Rufrano’s average annualized compensation (counting base salary and bonus) for the two fiscal years preceding the date of termination of employment;

•                  Mr. Rufrano’s outstanding stock options and outstanding restricted stock granted more than one year prior to the date of termination will fully vest as of the date of such termination; and

•                  If a performance level is achieved as measured through the date of termination, then Mr. Rufrano will be entitled to receive an award of common stock corresponding to the performance level so achieved (and if the date of termination is after February 23, 2009, any outperform shares previously awarded will fully vest as of the date of termination).

In addition, if Mr. Rufrano’s termination without cause or for good reason occurs before payment of the guaranteed bonus for 2005 services, the bonus nevertheless will be paid to Mr. Rufrano, and, if the termination without cause or for good reason occurs before the guaranteed equity award in respect of 2005 service, Mr. Rufrano will be paid the minimum guaranteed value of the award.

“Good reason” is defined to include, among other things, a “change in control” of the Company, as defined in the employment agreement.  Termination for cause does not constitute “good reason.”

All of the foregoing severance benefit payments are subject to certain provisions of the Internal Revenue Code of 1986, as amended, concerning “excess” parachute payments.

The employment agreement also provides for certain benefits upon Mr. Rufrano’s death or disability.

If the employment agreement is terminated by Mr. Rufrano without “good reason” or by us for “cause,” for one year following the date of termination, Mr. Rufrano may not serve as an officer, employee, director or consultant of a REIT or other real estate business with a significant portion of its business involved with community or neighborhood shopping centers; however, if the employment agreement is terminated by Mr. Rufrano without “good reason” on or after February 23, 2008, the one-year noncompetition restriction described above shall be inapplicable unless following Mr. Rufrano’s notice of resignation, the Company were to offer Mr. Rufrano a new employment contract on terms and conditions consistent with then current chief executive officer contracts for the Company’s peer group.  Mr. Rufrano will not be subject to any noncompetition restriction following expiration of the employment agreement without renewal on June 30, 2010.

The foregoing summary of Mr. Rufrano’s employment agreement is qualified in its entirety by the full terms and conditions of the employment agreement, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Michael Carroll Employment Agreement

On March 15, 2005, the Company and Michael Carroll entered into an employment agreement pursuant to which Mr. Carroll will serve as the Company’s Executive Vice President, Real Estate Operations.  The employment agreement provides for a term commencing on March 1, 2005 and ending on February 28, 2007.  The employment agreement provides that Mr. Carroll be our Executive Vice President, Real Estate Operations, and that he receive a minimum annual base salary of $225,000.  In addition, the employment agreement provides that Mr. Carroll receive an annual cash bonus as determined by the compensation committee.  The employment agreement also provides that, during the employment period, Mr. Carroll will also be entitled to receive business expense reimbursements and an automobile allowance, and to participate in the incentive, retirement, welfare benefit and fringe benefit programs made available to the Company’s senior executives.

If Mr. Carroll’s employment is terminated by the Company without “cause” or by Mr. Carroll for “good reason,” as such terms are defined in the employment agreement, Mr. Carroll will be entitled to severance benefits consisting of a lump sum payment equal to twice his average total compensation, including bonus, for the two fiscal years ending prior to the termination date and the full vesting of all stock options granted more than one year prior to the date of termination.  However, all of the foregoing is subject to certain provisions of the Internal Revenue Code of 1986, as amended, concerning “excess” parachute payments.  “Good reason” is defined to include a “change in control” of the Company, as defined in the employment agreement.  The employment agreement also provides for certain benefits upon the death or disability of Mr. Carroll.  If the employment agreement is terminated by Mr. Carroll without “good reason” or by the Company for “cause,” for one year following the date of termination, Mr. Carroll will not:

•                  engage in any business which is competing us,

•                  divert to any entity any of our business, or

•                  solicit any of our officers, employees or consultants to leave.

The foregoing summary of Mr. Carroll’s employment agreement is qualified in its entirety by the full terms and conditions of the employment agreement, a copy of which has been filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Leonard Brumberg Employment Agreement Extension

On March 15, 2005, the Company and Leonard Brumberg, the Company’s Executive Vice President, Portfolio Management, entered into an agreement (the “Amendment”) amending that certain employment agreement, dated as of September 14, 2000, by and between the Company and Leonard Brumberg, as amended.

The Amendment, among other things, extended the term of Mr. Brumberg’s employment agreement for two years.  As amended, the term of Mr. Brumberg’s employment agreement expires on September 25, 2007, although it extends automatically for additional one-year periods unless either the Company or Mr. Brumberg elects not to extend the term.

The foregoing summary of the Amendment is qualified in its entirety by the full terms and conditions of the Amendment, a copy of which has been filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated as of March 15, 2005, by and between the Company and Glenn Rufrano
10.2	Employment Agreement, dated as of March 15, 2005, by and between the Company and Michael Carroll
10.3	Agreement, dated as of March 15, 2005, by and between the Company and Leonard Brumberg

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW PLAN EXCEL REALTY TRUST, INC.

Date: March 18, 2005	By:	/s/ Steven F. Siegel
Steven F. Siegel
Executive Vice President, General Counsel
and Secretary

Exhibit Number	Description

10.1	Employment Agreement, dated as of March 15, 2005, by and between the Company and Glenn Rufrano
10.2	Employment Agreement, dated as of March 15, 2005, by and between the Company and Michael Carroll
10.3	Agreement, dated as of March 15, 2005, by and between the Company and Leonard Brumberg